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                                                                Exhibit 99(h)(i)


                              BT INVESTMENT FUNDS


                                   EXHIBIT D
                                     TO THE
                     ADMINISTRATION AND SERVICES AGREEMENT
                          MADE AS OF OCTOBER 28, 1992
                                    BETWEEN
                 BT INVESTMENT FUNDS AND BANKERS TRUST COMPANY
                        As Last Revised: April 27, 2001


Cash Management Fund Investment...................................  0.55%
Treasury Money Fund Investment....................................  0.55%
Tax Free Money Fund Investment....................................  0.60%
NY Tax Free Money Fund Investment.................................  0.60%
International Equity Fund - Investment Class......................  0.85%
Mid Cap Fund
     Investment Class.............................................  0.65%
     Institutional Class..........................................  0.40%
Lifecycle Long Range Fund - Investment Class......................  0.65%
Lifecycle Mid Range - Investment Class............................  0.65%
Lifecycle Short Range - Investment Class..........................  0.65%
Small Cap Fund - Investment Class.................................  0.65%
PreservationPlus Income Fund......................................  0.35%
Quantitative Equity Fund
     Investment Class.............................................  0.30%
     Institutional Class..........................................  0.15%
Global Equity Fund
       Institutional Class........................................  0.85%
       Class A Shares.............................................  1.00%
       Class B Shares.............................................  1.00%
       Class C Shares.............................................  1.00%